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                                 June_____, 1997


FIELD(Name)
FIELD(Address)
FIELD(City)

Dear FIELD(first name):

The directors and management of First Interstate BancSystem of Montana, Inc.
(FIBM) continue to believe in the value of affording employees and directors to participate in the growth and profits of the company by allowing investment in its common stock. Although continuation of historical trends is not assured, our stock has provided a good investment return in the past. We are excited about the completed acquisitions of First Interstate Bancorp's six branches in Montana and Wyoming, the acquisition of Mountain Bank with branches in Whitefish and Evergreen, and the new bank in Hamilton, MT, all of which took place in the fourth quarter of 1997. We are serving 19 communities throughout Montana and Wyoming, with 28 branch locations. We will continue our commitment to every community, customer and employee.

Offers to sell FIBM stock are made in varying amounts and at management's discretion. At this time, you have the opportunity to purchase FIELD(number of shares) shares of FIBM common stock. You may elect to purchase less than the offered number of shares, and you are under NO obligation to acquire ANY shares.

The purchase price is $85.02 per share, the appraised minority value as of March 31, 1997 of $86.00 less the 98CENTS dividend paid in April. Please complete the form at the bottom and return to me, along with your payment in full no later than ______________, June ___ 1997. Please complete and return the form below in the enclosed return envelope even if you are not electing to purchase any shares at this time. Checks will not be deposited until July ___ 1997.

If the election to purchase stock exceed the amount of stock available for sale, then all purchasers will have the amount of their stock to be purchased reduced pro-rata on a whole share basis. If that occurs, any excess purchase funds will be returned to you.

THE SHARES OF COMMON STOCK OFFERED HEREBY ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR BY ANY OTHER GOVERNMENT AGENCY.

All shareholders need to be familiar with the terms of the stock repurchase agreement. If you have not owned any of FIBM's stock in the past and are purchasing shares now, please review the attached Stockholder's Agreement and return one copy signed by you.

Please feel free to call me at 406/255-5300 if you have any questions.

                              Sincerely,


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                         STOCK PURCHASE ELECTION FORM

I have received and reviewed a copy of FIBM's Prospectus dated ____________, 1997. I understand that the shares of stock are not savings or deposit accounts and are not insured by the Federal Deposit Insurance Corporation or by any other Government agency. I would like to purchase ______________ shares of common stock of First Interstate BancSystem of Montana, Inc. at $85.02 per share subject to pro-rata reduction in the event of an over-subscription. I UNDERSTAND THAT THIS OFFERING OF STOCK IS IN ADDITION TO AND SEPARATE FROM THE ENCLOSED OFFERING THROUGH THE COMPANY'S SAVINGS AND PROFIT SHARING PLAN.




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                              Signature                     Date


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                         SAVINGS AND PROFIT SHARING PLAN
                               STOCK ELECTION FORM
                                 JUNE ___, 1997



First Interstate BancSystem of Montana, Inc. is offering its common stock to all employees of the Savings and Profit Sharing Plan.

A PROSPECTUS IS ENCLOSED AND SHOULD BE READ BEFORE MAKING A DECISION TO PURCHASE FIRST INTERSTATE BANCSYSTEM OF MONTANA, INC. STOCK.

The maximum number of shares you may purchase at this time is ____________.

The above maximum number of shares was computed as follows:
     -  Your March 31, 1997 Plan account balance
     -  Less rollover funds
     -  Times 50%
     -  Equals computed maximum investment in Company stock
     -  Less stock currently held in Plan, if any
     -  Divide by $85.02 per share

The Trust Department will liquidate investments in your account on a prorata basis according to your investment election form currently in effect.

THE SHARES OF COMMON STOCK OFFERED HEREBY ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR BY ANY OTHER GOVERNMENT AGENCY.

You may elect to purchase the above number of shares, fewer shares, or none. You are under no obligation to purchase any shares. Please indicate below the number of shares you desire to purchase, or none if you elect not to acquire any additional shares, and RETURN THIS FORM IN THE ENCLOSED ENVELOPE NOT LATER THAN JUNE ____, 1997. (Make a copy for your records).

Please feel free to call 406/255-5300 if you have any questions.


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I have received and reviewed a copy of FIBM's Prospectus dated ______________,
1997. I understand that the shares of stock are not savings or deposit accounts and are not insured by the Federal Deposit Insurance Corporation or by any other government agency. I would like to purchase ___________ shares of common stock of First Interstate BancSystem of Montana, Inc. at $85.02 per share for my account in the Savings and Profit Sharing Plan. The Plan Trustee is hereby authorized and directed to acquire these shares.



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                         Signature                     Date